                                                                     EXHIBIT 1.1


                                2,200,000 Shares*
                                  Common Stock
                                ($.20 Par Value)


                             UNDERWRITING AGREEMENT
                             ----------------------

May ___, 2000
A.G. Edwards & Sons, Inc.
CIBC World Markets Corp.
Needham & Company, Inc.
As Representatives of the Several Underwriters
c/o A.G. Edwards & Sons, Inc.
One North Jefferson Avenue
St. Louis, Missouri 63103

     The undersigned, Microsemi Corporation, a Delaware corporation (the "Company"), and the stockholders of the Company named in Schedule I hereto
                                                         ----------
(collectively, the "Selling Securityholders"), hereby address you as the representatives (the "Representatives") of each of the persons, firms and corporations listed on Schedule II hereto (collectively, the "Underwriters") and
                       -----------
hereby confirm their agreement with the several Underwriters as follows:

     1.  Description of Shares. The Company proposes to issue and sell to the
         ---------------------
Underwriters 2,000,000 shares of its Common Stock, par value $.20 per share (the "Company Shares") and the Selling Securityholders propose to sell an aggregate of 220,000 shares of Common Stock of the Company (the "Selling Securityholder Shares") as set forth on Schedule II hereto (such 2,220,000 shares of Common
                         -----------
Stock are herein collectively referred to as the "Firm Shares"). Solely for the purpose of covering over-allotments in the sale of the Firm Shares, the Company further proposes to grant to the Underwriters the right to purchase up to an additional 333,000 shares of Common Stock (the "Option Shares"), as provided in
Section 3 of this Agreement. The Firm Shares and the Option Shares are herein sometimes referred to as the "Shares" and are more fully described in the Prospectus hereinafter defined.

     2.  Purchase, Sale and Delivery of Firm Shares. On the basis of the
         ------------------------------------------
representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell 2,000,000 of the Firm Shares to the Underwriters and each Selling Securityholder agrees to sell to the several Underwriters the number of Firm Shares set forth in Schedule II opposite the name of each Selling Securityholder, and each such Underwriter agrees, severally and not jointly, to purchase from the Company and the Selling Securityholders at a purchase price of $______ per share, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule II hereto and any additional number of Option Shares which such Underwriter may become obligated to purchase pursuant to Section 3 hereof.

     The Company and the Custodian (as defined in Section 5(a)) will deliver definitive certificates for the Firm Shares at the office of A.G. Edwards & Sons, Inc., 77 Water Street, New

__________________________
* excludes Option Shares

York, New York ("Edwards' Office"), or such other place as you and the Company may mutually agree upon, for the accounts of the Underwriters against payment to the Company and the Selling Securityholders of the purchase price for the Firm Shares sold to the several Underwriters by wire transfer of immediately available funds payable to the order of the Company for the Firm Shares purchased from the Company and to the Custodian, for the account of the Selling Securityholders, for the Firm Shares purchased from the Selling Securityholders, and the documents to be delivered on the Closing Date or any Option Closing Date on behalf of the parties hereto pursuant to Section 7 of this Agreement shall be delivered to the offices of O'Melveny & Myers LLP, 610 Newport Center Drive, Suite 1700, Newport Beach, California 92660, or at such other place as may be agreed upon between you and the Company (the "Place of Closing"), at 10:00 a.m., New York time, on May __, 2000, or at such other time and date thereafter as you and the Company may agree, such time and date of payment and delivery being herein called the "Closing Date."

     The certificates for the Firm Shares so to be delivered will be made available to you for inspection at Edwards' Office (or such other place as you and the Company may mutually agree upon) at least one full business day prior to the Closing Date and will be in such names and denominations as you may request at least forty-eight hours prior to the Closing Date.

     It is understood that an Underwriter, individually, may (but shall not be obligated to) make payment on behalf of the other Underwriters whose funds shall not have been received prior to the Closing Date for Shares to be purchased by such Underwriter. Any such payment by an Underwriter shall not relieve the other Underwriters of any of their obligations hereunder.

     It is understood that the Underwriters propose to offer the Shares to the public upon the terms and conditions set forth in the Registration Statement hereinafter defined.

     3. Purchase, Sale and Delivery of the Option Shares. The Company hereby
        ------------------------------------------------
grants options to the Underwriters to purchase from the Company on a pro rata basis up to 333,000 Option Shares, on the same terms and conditions as the Firm Shares; provided, however, that such options may be exercised only for the purpose of covering any over-allotments which may be made by them in the sale of the Firm Shares. No Option Shares shall be sold or delivered unless the Firm Shares previously have been, or simultaneously are, sold and delivered.

     The options are exercisable on behalf of the several Underwriters by you, as Representatives, at any time, and from time to time, before the expiration of 30 days from the date of the Prospectus (or, if such 30th day shall be a Saturday or Sunday or a holiday, on the next day thereafter when The Nasdaq Stock Market is open for trading), for the purchase of all or part of the Option Shares covered thereby, by notice given by you to the Company in the manner provided in Section 13 hereof, setting forth the number of Option Shares as to which the Underwriters are exercising the options, and the date of delivery of said Option Shares, which date shall not be more than five business days after such notice unless otherwise agreed to by the parties. You may terminate the options at any time, as to any unexercised portion thereof, by giving written notice to the Company to such effect.

     You, as Representatives, shall make such allocation of the Option Shares among the Underwriters as may be required to eliminate purchases of fractional Shares.

     Delivery of the Option Shares with respect to which the options shall have been exercised shall be made to or upon your order at Edwards' Office (or at such other place as you and the Company may mutually agree upon), against payment by you of the per-share purchase price to the Company by wire transfer of immediately available funds. Such payment and delivery shall be made at 10:00 a.m., New York time, on the date designated in the notice given by you as above provided for (which may be the same as the Closing Date), unless some other date and time are agreed upon, which date and time of payment and delivery are called the "Option Closing Date." The certificates for the Option Shares so to be delivered will be made available to you for inspection at Edwards' Office at least one full business day prior to the Option Closing Date and will be in such names and denominations as you may request at least forty-eight hours prior to the Option Closing Date. On the Option Closing Date, the Company shall provide the Underwriters such representations, warranties, agreements, opinions, letters, certificates and covenants with respect to the Option Shares as are required to be delivered on the Closing Date with respect to the Firm Shares.

     4. Representations, Warranties and Agreements of the Company.  The Company
        ---------------------------------------------------------
represents and warrants to and agrees with each Underwriter that, and for the benefit of the Underwriters only:

        (a) A registration statement (Registration No.333-_____) on Form S-3 with respect to the Shares, including a preliminary prospectus, and such amendments to such registration statement as may have been required to the date of this Agreement, has been carefully prepared by the Company pursuant to and in conformity with the requirements of the Securities Act of 1933, as amended (the "1933 Act"), and the rules and regulations thereunder (the "1933 Act Rules and Regulations") of the Securities and Exchange Commission (the "SEC"), and has been filed with the SEC under the 1933 Act. Copies of such registration statement, including any amendments thereto, each related preliminary prospectus (meeting the requirements of Rule 430 or 430A of the 1933 Act Rules and Regulations) contained therein, and the exhibits, financial statements and schedules thereto have heretofore been delivered by the Company to you. If such registration statement has not become effective under the 1933 Act, a further amendment to such registration statement, including a form of final prospectus, necessary to permit such registration statement to become effective will be filed promptly by the Company with the SEC. If such registration statement has become effective under the 1933 Act, a final prospectus containing information permitted to be omitted at the time of effectiveness by Rule 430A of the 1933 Act Rules and Regulations will be filed promptly by the Company with the SEC in accordance with Rule 424(b) of the 1933 Act Rules and Regulations. The term "Registration Statement" as used herein means the registration statement as amended at the time it becomes effective under the 1933 Act (the "Effective Date"), including financial statements and all exhibits and, if applicable, the information deemed to be included by Rule 430A of the 1933 Act Rules and Regulations. If it is contemplated, at the time this Agreement is executed, that a post-effective amendment to such registration statement will be filed and must be declared effective before the offering of Shares may commence, the term "Registration Statement" as used herein means the registration statement as amended by said post-effective amendment. If an abbreviated registration statement is prepared and filed with the SEC in accordance with Rule 462(b) under the 1933 Act (an "Abbreviated Registration Statement"), the term "Registration Statement" as used in this Agreement includes the Abbreviated Registration Statement. The term "Prospectus" as used herein means (i) the prospectus as first filed with the SEC pursuant to Rule

424(b) of the 1933 Act Rules and Regulations, or (ii) if no such filing is required, the form of final prospectus included in the Registration Statement at the Effective Date or (iii) if a Term Sheet or Abbreviated Term Sheet (as such terms are defined in Rule 434(b) and 434(c), respectively, of the 1933 Act Rules and Regulations) is filed with the SEC pursuant to Rule 424(b)(7) of the 1933 Act Rules and Regulations, the Term Sheet or Abbreviated Term Sheet and the last Preliminary Prospectus filed with the SEC prior to the time the Registration Statement became effective, taken together. The term "Preliminary Prospectus" as used herein shall mean a preliminary prospectus as contemplated by Rule 430 or 430A of the 1933 Act Rules and Regulations included at any time in the Registration Statement. For purposes of this Agreement, the words "amend," "amendment," "amended," "supplement" or "supplemented" with respect to the Registration Statement or the Prospectus shall mean amendments or supplements to the Registration Statement or the Prospectus, as the case may be.

        (b) The documents incorporated by reference in the Registration Statement, the Prospectus or any amendment or supplement thereto, when they became or become effective under the 1933 Act or were or are filed with the SEC under the Securities Exchange Act of 1934, as amended (the "1934 Act"), as the case may be, conformed or will conform in all material respects with the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the SEC thereunder.

        (c) Neither the SEC nor any state or other jurisdiction or other regulatory body has issued, and neither is, to the knowledge of the Company, threatening to issue, any stop order under the 1933 Act or other order suspending the effectiveness of the Registration Statement (as amended or supplemented) or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the qualification or registration of the Shares for offering or sale in any jurisdiction nor instituted or, to the knowledge of the Company, threatened to institute proceedings for any such purpose. Each Preliminary Prospectus at its date of issue, the Registration Statement and the Prospectus and any amendments or supplements thereto contain or will contain, as the case may be, all statements which are required to be stated therein by, and in all material respects conform or will conform, as the case may be, to the requirements of, the 1933 Act and the 1933 Act Rules and Regulations. Neither the Registration Statement nor any amendment thereto, as of the applicable effective date, contains or will contain, as the case may be, any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and neither any Preliminary Prospectus, the Prospectus nor any supplement thereto contains or will contain, as the case may be, any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company relating to the Underwriters by or on behalf of the Underwriters expressly for use in the preparation thereof (as provided in Section 14 hereof). There is no contract or document required to be described in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement which is not described in the Prospectus or filed as a part of the Registration Statement.

        (d) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and by general principles of equity (the "Exceptions").

        (e) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full power and authority (corporate and other) to own, lease and operate its properties and conduct its businesses as described in the Prospectus and to execute and deliver, and perform its obligations under this Agreement. The Company is duly qualified to do business as a foreign corporation in good standing in California and in each state or other jurisdiction in which its ownership or leasing of property or conduct of business legally requires such qualification, except where the failure to be so qualified, individually or in the aggregate, would not have a Material Adverse Effect. Each of the Company's subsidiaries has been duly organized and is validly existing in good standing under the laws of its respective state of organization, with full power and authority to own, lease and operate its properties and conduct its business in such state. Each subsidiary is duly qualified to do business as a foreign corporation in good standing in each state or other jurisdiction in which its ownership or leasing of property or conduct of business legally requires such qualification, except where the failure to be so qualified, individually or in the aggregate, would not have a Material Adverse Effect. The term "Material Adverse Effect" as used herein means any material adverse effect on the condition (financial or other), net worth, business, affairs, management, prospects, results of operations or cash flow of the Company and its subsidiaries, taken as a whole.

        (f) Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth in the Prospectus. Since the respective dates as of which information is given in the Prospectus, other than as set forth in or contemplated by the
Prospectus: (A) there has not been any material change in the capital stock, short-term debt or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole, (B) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock, and (C) none of the Company or its subsidiaries have incurred any material liability or obligation, direct or contingent, or entered into any material transaction not in the ordinary course of business.

        (g) The issuance and sale of the Shares and the execution, delivery and performance by the Company of this Agreement, and the consummation of the transactions herein contemplated, will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any of its subsidiaries under, any indenture, mortgage, deed of trust, loan agreement, partnership agreement, joint venture agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties or assets of the Company or any of its subsidiaries is subject, except to such extent as, individually or in the aggregate, does not have a Material Adverse Effect, (B) result in any violation of the provisions of the Company's Certificate of Incorporation (the "Charter") or bylaws, or other governing documents of the Company or its subsidiaries or (C) result in a violation of any statute, rule, regulation or other law, or any order or judgment, of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties. No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement, the issuance and sale of the Shares or the consummation of the transactions contemplated hereby, except such as have been, or will be prior to the Closing Date, obtained under the 1933 Act or as may be required by the National Association of Securities Dealers, Inc. (the "NASD") and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or blue sky laws in connection with the purchase and distribution of the Shares by the Underwriters.

     (h)

        (i) The Company has duly and validly authorized capital stock as set forth in the Prospectus. All outstanding shares of Common Stock of the Company and the Shares conform, or when issued will conform, to the description thereof in the Prospectus and have been, or, when issued and paid for in the manner described herein will be, duly authorized, validly issued, fully paid and non-assessable. The issuance of the Shares to be purchased from the Company hereunder will be consummated in compliance with all applicable laws (including, without limitation, federal and state securities laws), is not subject to preemptive or other similar rights, or any restriction upon the voting or transfer thereof pursuant to applicable law (including the Delaware General Corporation Law (the "DGCL")) or the Company's Charter, bylaws or governing documents or any agreement to which the Company or any of its subsidiaries is a party or by which any of them may be bound. All corporate action required to be taken by the Company for the authorization, issuance and sale of the Shares has been duly and validly taken. Prior to the Effective Date the Shares to be sold by the Selling Securityholders and to be issued and sold by the Company will be authorized for listing by the Nasdaq National Market upon official notice of issuance.

        (ii) Except as disclosed in the Prospectus, there are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or rights related to or entitling any person to purchase or otherwise to acquire any shares of, or any security convertible into or exchangeable or exercisable for, the capital stock of, or other ownership interest in, the Company or any subsidiary.

        (iii) All of the outstanding shares of capital stock of the Company's subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company (except for nominee director qualifying shares held by individuals with respect to foreign subsidiaries) free and clear of any mortgage, pledge, lien, encumbrance, charge or adverse claim (except for the Company's pledge of subsidiary shares under its credit agreement with Canadian Imperial Bank) and are not the subject of any agreement or understanding with any person and were not issued in violation of any preemptive or similar rights. There are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or instruments related to or entitling any person to purchase or otherwise acquire any shares of, or any security convertible into or exchangeable or exercisable for, the capital stock of, or other ownership interest in, any of the Company's subsidiaries.

        (i) Each of the Company and its subsidiaries is in possession of and is operating in compliance with all franchises, grants, authorizations, licenses, certificates, permits, easements, consents, orders and approvals ("Permits") from all state, federal, foreign and other regulatory authorities, and has satisfied the requirements imposed by regulatory bodies, administrative agencies or other governmental bodies, agencies or officials, that are required for the Company and its subsidiaries lawfully to own, lease and operate their properties and conduct their businesses as described in the Prospectus, and, each of the Company and its subsidiaries is conducting its business in compliance with all of the laws, rules and regulations of each jurisdiction in which it conducts its business, in each case with such exceptions, individually or in the aggregate, as would not have a Material Adverse Effect. Each of the Company and its subsidiaries has filed all notices, reports, documents or other information ("Notices") required to be filed under applicable laws, rules and regulations, in each case, with such exceptions, individually or in the aggregate, as would not have a Material Adverse Effect. Except as otherwise specifically described in the Prospectus, neither the Company nor any of its subsidiaries has received any notification from any court or governmental body, authority or agency, relating to the revocation or modification of any such Permit or, to the effect that any additional authorization, approval, order, consent, license, certificate, permit, registration or qualification ("Approvals") from such regulatory authority is needed to be obtained by any of them, in any case where it could be reasonably expected that obtaining such Approvals or the failure to obtain such Approvals, individually or in the aggregate, would have a Material Adverse Effect.

        (j) The Company and its subsidiaries have filed all necessary federal, state, local and foreign income and franchise tax returns and have paid all taxes required to be paid and any other assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except, in all cases, for any such tax, assessment, fine or penalty that is being contested in good faith (and except in any case in which the failure to so file or pay would not have a Material Adverse Effect). All such tax returns are complete and correct in all material respects. All tax liabilities are adequately provided for on the books of the Company and its subsidiaries except to such extent as would not have a Material Adverse Effect. The Company and its subsidiaries have made all necessary payroll tax payments and deposits on a timely basis. The Company and its subsidiaries have no knowledge of any tax proceeding or action pending or threatened against the Company or its subsidiaries which, individually or in the aggregate, might have a Material Adverse Effect.

        (k) Except as described in the Prospectus, the Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names necessary to conduct the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

        (l) The Company and each of its subsidiaries has good and marketable title to all properties and assets (collectively, the "Properties"), as described in the Prospectus, owned by them, free and clear of all liens, charges, encumbrances or restrictions, except such as are described in the Prospectus or are not material in relation to the business of the Company and its subsidiaries taken as a whole, and the Company and each of its subsidiaries have valid, subsisting and enforceable leases for the properties described in the Prospectus as leased by them, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such properties by the Company or any of its subsidiaries.

        (m) Except as disclosed in the Prospectus: (i) each Property, including, without limitation, the Environment (as defined below) associated with such Property, is free of any Hazardous Substance (as defined below) in violation of any Environmental Law (as defined below) applicable to such Property, except for Hazardous Substances that would not result in a Material Adverse Effect; (ii) none of the Company or any subsidiary or, to the knowledge of the Company and its subsidiaries, any prior owner of any of the Properties has caused or suffered to occur any Release (as defined below) of any Hazardous Substance into the Environment on, in, under or from any Property other than such Releases which, singly or in the aggregate, do not require significant remediation, and no condition exists on, in, under or, to the knowledge of the Company and its subsidiaries, adjacent to any Property that could result in the incurrence of material liabilities or any material violations of any Environmental Law applicable to such Property, give rise to the imposition of any material Lien (as defined below) under any Environmental Law, or cause or constitute a material health, safety or environmental hazard to any property, person or entity; (iii) except as disclosed to the Representatives, none of the Company or any subsidiary has received any written notice of a claim under or pursuant to any Environmental Law applicable to a Property or under common law pertaining to Hazardous Substances on or originating from any Property; (iv) except as disclosed to the Representatives, none of the Company or any subsidiary has received any notice from any Governmental Authority (as defined below) claiming any violation of any Environmental Law applicable to a Property that is uncured or unremediated as of the date hereof; (v) no Property is included or, to the knowledge of the Company and its subsidiaries, proposed for inclusion on the National Priorities List issued pursuant to CERCLA (as defined below) by the United States Environmental Protection Agency (the "EPA") or on the Comprehensive Environmental Response, Compensation, and Liability Information System database maintained by the EPA, and has not otherwise been identified by the EPA as a potential CERCLA removal, remedial or response site or included or, to the knowledge of the Company and its subsidiaries, proposed for inclusion on, any similar list of potentially contaminated sites pursuant to any other applicable Environmental Law nor has the Company or any subsidiary received any written notice from the EPA or any other Governmental Authority proposing the inclusion of any Property on such list; and (vi) there are no underground storage tanks located on or in any Property which have not been disclosed to the Representatives.

     As used herein: "Hazardous Substance" shall include, without limitation, any hazardous substance, hazardous waste, toxic or dangerous substance, pollutant, solid waste or similarly designated materials, including, without limitation, oil, petroleum or any petroleum-derived substance or waste, asbestos or asbestos-containing materials, PCBs, pesticides, explosives, radioactive materials, dioxins, urea formaldehyde insulation or any constituent of any such substance, pollutant or waste, including any such substance, pollutant or waste identified or regulated under any Environmental Law (including, without limitation, materials listed in the United States Department of Transportation Optional Hazardous Material Table, 49 C.F.R. Section 172.101, as heretofore amended, or in the EPA's List of Hazardous Substances and Reportable Quantities, 40 C.F.R. Part 302, as heretofore amended); "Environment" shall mean any surface water, drinking water, ground water, land surface, subsurface, strata, river sediment, buildings, structures, and ambient, workplace and indoor air; "Environmental Law" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.) ("CERCLA"), the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. Section 6901, et seq.), the Clean Air Act, as amended (42 U.S.C. Section 7401, et seq.), the Clean Water Act, as amended (33 U.S.C. Section 1251, et seq.), the Toxic Substances Control Act, as amended (15 U.S.C. Section 2601, et seq.), the Occupational Safety and Health Act of 1970, as amended (29 U.S.C. Section 651, et seq.), the Hazardous Materials Transportation Act, as amended (49 U.S.C. Section 1801, et seq.), and all other applicable federal, state and local laws, ordinances, regulations, rules, orders, decisions and permits relating to the protection of the environment or of human health from environmental effects; "Governmental Authority" shall mean any federal, state or local governmental office, agency or authority having the duty or authority to promulgate, implement or enforce any Environmental Law; "Lien" shall mean, with respect to any Property, any mortgage, deed of trust, pledge, security interest, lien, encumbrance, penalty, fine, charge, assessment, judgment or other liability in, on or affecting such Property; and "Release" shall mean any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, emanating or disposing of any Hazardous Substance into the Environment, including, without limitation, the abandonment or discarding of barrels, containers, tanks (including, without limitation, underground storage tanks) or other receptacles containing or previously containing any Hazardous Substance or any release, emission, discharge or similar term, as those terms are defined or used in any Environmental Law.

     The Company and its subsidiaries (i) are in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of occupational health and safety and all Environmental Laws, (ii) have received all permits, licenses or other approvals required of them under applicable federal and state occupational safety and health laws and regulations and Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except in each case where such noncompliance, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.

     There are no costs or liabilities associated with any Environmental Law (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with any Environmental Law or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

        (n) No labor disturbance exists with the employees of the Company or any of its subsidiaries or is imminent which, individually or in the aggregate, would have a Material

Adverse Effect. None of the employees of the Company or any of its subsidiaries is represented by a union and, to the best knowledge of the Company and its subsidiaries, no union organizing activities are taking place. The Company is not aware of any existing, threatened or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors that could result in a Material Adverse Effect. Neither the Company nor any of its subsidiaries has violated any federal, state or local law or foreign law relating to discrimination in hiring, promotion or pay of employees, nor any applicable wage or hour laws, or the rules and regulations thereunder, or analogous foreign laws and regulations, which might, individually or in the aggregate, result in a Material Adverse Effect.

        (o) The Company and its subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company and its subsidiaries would have any liability; the Company and its subsidiaries have not incurred and do not expect to incur liability under
(i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company or any of its subsidiaries would have any liability that is intended to be qualified under
Section 401 (a) of the Code is so qualified in all material respects, and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification. Each "pension plan" for which the Company, its subsidiaries or any of their affiliates has any liability or with respect to which the Company, its subsidiaries or any of their affiliates is a disqualified person (as defined in the Code) or party-in-interest (as defined in ERISA) has not been a party to any "prohibited transaction" (as defined in ERISA and the Code), except for such noncompliance, reportable events, liabilities, or failures to qualify that would not have a Material Adverse Effect.

        (p) Except as disclosed in the Prospectus, the Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged, including, but not limited to, directors' and officers' insurance, insurance covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect. Neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for, and the Company has no reason to believe that it and its subsidiaries will not be able to renew their existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

        (q) Neither the Company nor any of its subsidiaries is, or with the giving of notice or lapse of time or both would be, in default or violation with respect to its Charter, bylaws, or other governing documents. Neither the Company nor any of its subsidiaries is, or with the giving of notice or lapse of time or both would be, in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties or assets of the Company or any of its subsidiaries is subject, or in violation of any statutes, laws, ordinances or governmental rules or regulations or any orders or decrees to which it is subject, which default or violation, individually or in the aggregate, would have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has, at any time during the past two years, (A) made any unlawful contributions to any candidate for any political office, or failed fully to disclose any contribution in violation of law, or (B) made any payment to any state, federal or foreign government official, or other person charged with similar public or quasi-public duty (other than payment required or permitted by applicable law).

        (r) Other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect or which would materially and adversely affect the consummation of the transactions contemplated hereby or which is required to be disclosed in the Prospectus; to the best of the Company's knowledge, no such proceedings are threatened or contemplated. Any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement are described or filed as required.

        (s) The Company is not and, after giving effect to the offering and sale of the Shares, will not be a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company," as such terms are defined in the Public Utility Holding Company Act of 1935, as amended (the "1935 Act").

        (t) The Company is not and, after giving effect to the offering and sale of the Shares, will not be an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

        (u) PricewaterhouseCoopers LLP, the accounting firm which has certified the financial statements filed with and as a part of the Registration Statement, is an independent public accounting firm within the meaning of the 1933 Act and the 1933 Act Rules and Regulations. The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that: (1) transactions are executed in accordance with management's general or specific authorizations; (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (3) access to assets is permitted only in accordance with management's general or specific authorization; and (4) the recorded accounts for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect thereto. The consolidated financial statements and schedules of the Company, including the notes thereto, filed with and as a part of the Registration Statement or Prospectus, are accurate in all material respects and present fairly the financial condition of the Company and its subsidiaries as of the respective dates thereof and the consolidated results of operations and changes in financial position and consolidated statements of cash flow for the respective periods covered thereby, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved except as otherwise disclosed therein. All adjustments necessary for a fair presentation of results for such periods have been made. The selected financial data included in the Registration Statement and Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements. Any operating or other statistical data included in the Registration Statement and Prospectus comply in all material respects with the 1933 Act and the 1933 Act Rules and Regulations and present fairly the information shown therein.

        (v) Except as described in the Prospectus, no holder of any security of the Company has any right to require registration of shares of Common Stock or any other security of the Company because of the filing of the Registration Statement or the consummation of the transactions contemplated hereby and, except as disclosed in the Prospectus, no person has the right to require registration under the 1933 Act of any shares of Common Stock or other securities of the Company. No person has the right, contractual or otherwise, to cause the Company to permit such person to underwrite the sale of any of the Shares or their shares of Common Stock. Except for this Agreement, there are no contracts, agreements or understandings between the Company or any of its subsidiaries and any person that would give rise to a valid claim against the Company, its subsidiaries or any Underwriter for a brokerage commission, finder's fee or like payment in connection with the issuance, purchase and sale of the Shares.

        (w) The Company has not distributed and, prior to the later to occur of
(i) the Closing Date or the Option Closing Date, if any, and (ii) completion of the distribution of the Shares, will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Preliminary Prospectus or the Prospectus.

        (x) The Company has not taken and will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in stabilization or manipulation of the price of the Company's Common Stock, and the Company is not aware of any such action taken or to be taken by affiliates (as defined in the 1933 Act Rules and Regulations) of the Company.

        (y) No relationship, direct or indirect, exists between or among the Company or its subsidiaries on the one hand, and the directors, officers, stockholders (in the case of the Company), customers or suppliers of the Company or its subsidiaries on the other hand, which is required under the 1933 Act Rules and Regulations to be described in the Prospectus which is not so described.

     5.  Representations, Warranties and Agreements of the Selling
         ---------------------------------------------------------
         Securityholders. Each of the Selling Securityholders hereby, severally
         ---------------
and not jointly, represents and warrants as follows:

        (a) Such Selling Securityholder has good and marketable title to all the Shares of Common Stock to be sold by such Selling Securityholder hereunder, free and clear of all liens, encumbrances, equities, security interests and claims whatsoever, with full right and authority to enter into this Agreement and to deliver the Shares hereunder, subject, in the case of each Selling Securityholder, to the rights of ___________________, as Custodian (herein called the "Custodian"), and that upon the delivery of and payment for the Selling Securityholder Shares hereunder, the several Underwriters will receive good and marketable title thereto, free and clear of all liens, encumbrances, equities, security interests and claims whatsoever.

        (b) Certificates in negotiable form for the Selling Securityholder Shares have been placed in custody under a Custody Agreement and Irrevocable Power of Attorney for delivery under this Agreement with the Custodian; such Selling Securityholder specifically agrees that the shares of the Common Stock represented by the certificates so held in custody for such Selling Securityholder are subject to the interests of the several Underwriters and the Company, that the arrangements made by such Selling Securityholder for such custody, including the Power of Attorney provided for in such Custody Agreement, are to that extent irrevocable, and that the obligations of such Selling Securityholder shall not be terminated by any act of such Selling Securityholder or by operation of law, whether by the death or incapacity of such Selling Securityholder (or, in the case of a Selling Securityholder that is not an individual, the dissolution or liquidation of such Selling Securityholder) or the occurrence of any other event; if any such death, incapacity, dissolution, liquidation or other such event should occur before the delivery of the Selling Securityholder Shares hereunder, certificates for such shares of the Common Stock shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such death, incapacity, dissolution, liquidation or other event had not occurred, regardless of whether the Custodian shall have received notice of such death, incapacity, dissolution, liquidation or other event.

        (c) Such Selling Securityholder has not taken and will not take, directly or indirectly, any action designed to or which might reasonably be expected to cause or result in stabilization or manipulation of the price of the Company's Common Stock.

        (d) Such Selling Securityholder has executed and delivered to the Representatives an agreement (in the form approved by the Representatives) of such Selling Securityholder not to, among other things, sell or dispose of any equity securities of the Company until 90 days after the Closing Date.

        (e) To the extent that any statements or omissions made in the Registration Statement, any Preliminary Prospectus or the Prospectus, or any amendment or supplement thereto, are made in reliance upon, and in conformity with, written information furnished to the Company by such Selling Securityholder specifically for use in the preparation thereof, each part of the Registration Statement, when such part became or becomes effective, did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and each Preliminary Prospectus, on the date of filing thereof with the SEC, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the SEC and on the Closing Date, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading.

         (f) To the best knowledge of such Selling Securityholder, the representations and warranties of the Company set forth in Section 4 hereof are true and correct.

     6.  Additional Covenants of the Company.  The Company covenants and agrees
         -----------------------------------
with the several Underwriters that:

         (a) The Company will timely transmit copies of the Prospectus, and any amendments or supplements thereto, or a Term Sheet or Abbreviated Term Sheet, as applicable, to the SEC for filing pursuant to Rule 424(b) of the 1933 Act Rules and Regulations.

         (b) The Company will deliver to each of the Representatives, and to counsel for the Underwriters (i) four (4) copies of the Registration Statement as originally filed, including copies of exhibits thereto (other than any exhibits incorporated by reference therein), and of any amendments and supplements to the Registration Statement and (ii) a copy of each consent and certificate included or incorporated by reference in, or filed as an exhibit to, the Registration Statement as so amended or supplemented. The Company will deliver to the Underwriters through the Representatives as soon as practicable after the date of this Agreement as many copies of the Prospectus as the Representatives may reasonably request for the purposes contemplated by the 1933 Act; if the Registration Statement is not effective under the 1933 Act, the Company will use its best efforts to cause the Registration Statement to become effective as promptly as possible, and it will notify you, promptly after it shall receive notice thereof, of the time when the Registration Statement has become effective. The Company will promptly advise the Representatives of any request of the SEC for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, and of the issuance by the SEC or any state or other jurisdiction or other regulatory body of any stop order under the 1933 Act or other order suspending the effectiveness of the Registration Statement (as amended or supplemented) or preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the qualification or registration of the Shares for offering or sale in any jurisdiction, and of the institution or threat of any proceedings therefor, of which the Company shall have received notice or otherwise have knowledge prior to the completion of the distribution of the Shares; and the Company will use its best efforts to prevent the issuance of any such stop order or other order and, if issued, to secure the prompt removal thereof.

         (c) The Company will not file any amendment or supplement to the Registration Statement, the Prospectus (or any other prospectus relating to the Shares filed pursuant to Rule 424(b) of the 1933 Act Rules and Regulations that differs from the Prospectus as filed pursuant to such Rule 424(b)), of which the Underwriters shall not previously have been advised and furnished with a copy or to which the Underwriters shall have reasonably objected or which is not in compliance with the 1933 Act Rules and Regulations; and the Company will promptly notify you after it shall have received notice thereof of the time when any amendment to the Registration Statement becomes effective or when any supplement to the Prospectus has been filed.

         (d) During the period when a prospectus relating to any of the Shares is required to be delivered under the 1933 Act by any Underwriter or dealer, the Company will comply, at its own expense, with all requirements imposed by the 1933 Act and the 1933 Act Rules and Regulations, as now and hereafter amended, and by the rules and regulations of the

SEC thereunder, as from time to time in force, so far as necessary to permit the continuance of sales of or dealing in the Shares during such period in accordance with the provisions hereof and as contemplated by the Prospectus.

         (e) If, during the period when a prospectus relating to any of the Shares is required to be delivered under the 1933 Act by any Underwriter or dealer, (i) any event relating to or affecting the Company or of which the Company shall be advised in writing by the Representatives shall occur as a result of which, in the opinion of the Company or the Representatives, the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it shall be necessary to amend or supplement the Registration Statement or the Prospectus to comply with the 1933 Act, the 1933 Act Rules and Regulations, the 1934 Act or the rules and regulations of the SEC thereunder, the Company will forthwith at its expense prepare and file with the SEC, and furnish to the Representatives a reasonable number of copies of, such amendment or supplement or other filing that will correct such statement or omission or effect such compliance.

         (f) During the period when a prospectus relating to any of the Shares is required to be delivered under the 1933 Act by any Underwriter or dealer, the Company will furnish such proper information as may be lawfully required and otherwise cooperate in qualifying the Shares for offer and sale under the securities or blue sky laws of such jurisdictions as the Representatives may reasonably designate and will file and make in each year such statements or reports as are or may be reasonably required by the laws of such jurisdictions; provided, however, that the Company shall not be required to qualify as a foreign corporation or shall be required to qualify as a dealer in securities or to file a general consent to service of process under the laws of any jurisdiction.

         (g) In accordance with Section 11(a) of the 1933 Act and Rule 158 of the 1933 Act Rules and Regulations, the Company will make generally available to its security holders and to holders of the Shares, as soon as practicable, an earnings statement (which need not be audited) in reasonable detail covering the 12 months beginning not later than the first day of the month next succeeding the month in which occurred the effective date (within the meaning of Rule 158) of the Registration Statement.

         (h) During the period beginning from the date of this Agreement and continuing to and including the date that is 90 days after the Closing Date, the Company will not, without the prior written consent of the Representatives, offer for sale, sell or enter into any agreement to sell, or otherwise dispose of, any equity securities of the Company, except for (A) the Shares and (B) shares issuable upon exercise of options currently outstanding under the employee stock option plan.

         (i) The Company will furnish to its security holders annual reports containing financial statements audited by independent public accountants and quarterly reports containing financial statements and financial information which may be unaudited. The Company will, for a period of five years from the Closing Date, deliver to the Underwriters at their principal executive offices a reasonable number of copies of annual reports and copies of all other documents, reports and information furnished by the Company to its documents, reports and information furnished by the Company to its stockholders. The Company will deliver to the Underwriters similar reports with respect to any significant subsidiaries, as that term is defined in the 1933 Act Rules and Regulations, which are not consolidated in the Company's financial statements. Any report, document or other information required to be furnished under this paragraph (h) shall be furnished as soon as practicable after such report, document or information becomes available.

         (j) The Company will apply the proceeds from the sale of the Shares substantially as set forth in the description under "Use of Proceeds" in the Prospectus, which description complies in all respects with the requirements of
Item 504 of Regulation S-K.

         (k) The Company will promptly provide you with copies of all correspondence to and from, and all documents issued to and by, the SEC in connection with the registration of the Shares under the 1933 Act.

         (l)  Prior to the Closing Date (and, if applicable, the Option Closing
Date), the Company will furnish to you, as soon as they have been prepared, copies of any unaudited interim consolidated financial statements of the Company and its subsidiaries for any periods subsequent to the periods covered by the financial statements appearing in the Registration Statement and the Prospectus.

         (m)  Prior to the Closing Date (and, if applicable, the Option Closing
Date), the Company shall not issue any press releases or other communications directly or indirectly and will hold no press conferences with respect to the Company or any of its subsidiaries, the financial condition, results of operations, business, properties, assets or liabilities of the Company or any of its subsidiaries, or the offering of the Shares, without your prior consent.

         (n) The Company will use its best efforts to maintain the listing of the Shares on the Nasdaq National Market.

         (o) The Company will cause its directors and officers to furnish to you, on or prior to the date of this Agreement, a letter or letters, in form and substance satisfactory to counsel for the Underwriters, pursuant to which each such person shall agree not to (except to the extent specifically authorized by such person's respective lock-up agreement), and the Company and Selling Securityholders will not, directly or indirectly, offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate or otherwise dispose of any shares of Common Stock, any securities convertible into, or exercisable or exchangeable for, Common Stock or any other rights to acquire such shares, for a period of 90 days from the Effective Date without the prior written consent of A.G. Edwards & Sons, Inc.

         (p) The Company and its subsidiaries will maintain and keep accurate books and records reflecting their assets and maintain internal accounting controls which provide reasonable assurance that (1) transactions are executed in accordance with management's authorization, (2) transactions are recorded as necessary to permit the preparation of the Company's consolidated financial statements and to maintain accountability for the assets of the Company and its subsidiaries, (3) access to the assets of the Company and its subsidiaries is permitted only in accordance with management's authorization, and (4) the recorded accounts of the assets of the Company and its subsidiaries are compared with existing assets at reasonable intervals.

         (q) If the Company elects to rely on Rule 462(b) under the 1933 Act, the Company shall both file an Abbreviated Registration Statement with the SEC in compliance with Rule 462(b) and pay the applicable fees in accordance with Rule 111 of the 1933 Act by the earlier of (i) 9:00 p.m., New York time, on the date of this Agreement, and (ii) the time that confirmations are given or sent, as specified by Rule 462(b)(2).

     7.  Conditions of Underwriters' Obligations. The several obligations of the
         ---------------------------------------
Underwriters to purchase and pay for the Shares, as provided herein, shall be subject to the accuracy, as of the date hereof and as of the Closing Date (and, if applicable, the Option Closing Date), of the representations and warranties of the Company and the Selling Securityholders contained herein, to the performance by the Company and each Selling Securityholder of their respective covenants and obligations hereunder, and to the following additional conditions:

         (a) The Registration Statement and all post-effective amendments thereto shall have become effective not later than 1:00 p.m., New York time, on the date hereof, or, with your consent, at a later date and time, not later than 1:00 p.m., New York time, on the first business day following the date hereof, or at such later date and time as may be approved by the Representatives; if the Company has elected to rely on Rule 462(b) under the 1933 Act, the Abbreviated Registration Statement shall have become effective not later than the earlier of
(x) 10:00 p.m. New York time, on the date hereof, or (y) at such later date and time as may be approved by the Representatives. All filings required by Rule 424 and Rule 430A of the 1933 Act Rules and Regulations shall have been made. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceeding for that purpose shall have been initiated or, to the knowledge of the Company or any Underwriter, threatened or contemplated by the SEC, and any request of the SEC for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the reasonable satisfaction of the Underwriters.

         (b) No Underwriter shall have advised the Company on or prior to the Closing Date (and, if applicable, the Option Closing Date), that the Registration Statement or Prospectus or any amendment or supplement thereto contains an untrue statement of fact which, in the opinion of counsel to the Underwriters, is material, or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (c)  On the Closing Date (and, if applicable, the Option Closing
Date), you shall have received the opinion of Stradling Yocca Carlson & Rauth, counsel for the Company and the Selling Securityholders, addressed to you and dated the Closing Date (and, if applicable, the Option Closing Date), to the effect that:

              (i) The Registration Statement and all post-effective amendments thereto and the Abbreviated Registration Statement, if any, have become effective under the 1933 Act; any required filing of the Prospectus or any supplement thereto pursuant to Rule

424(b) or otherwise has been made in the manner and within the time period required thereby; and, to the knowledge of such counsel after due inquiry, no stop or other order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the 1933 Act or under the securities laws of any jurisdiction.

              (ii) The Registration Statement and the Prospectus, and each amendment or supplement thereto, as of their respective effective or issue date, comply as to form and appear on their face to be appropriately responsive in all material respects to the requirements of Form S-3 under the 1933 Act and the applicable 1933 Act Rules and Regulations (except that such counsel need express no opinion as to the financial statements or other financial data).

              (iii) The documents incorporated by reference in the Registration Statement or the Prospectus or any amendment or supplement thereto, when they became effective under the 1933 Act or when they were filed with the SEC under the 1934 Act or as later amended, as the case may be, in either case to the extent amended, appeared on their face to comply as to form and to be appropriately responsive in all material respects with the requirements of the 1933 Act or the 1934 Act, as applicable, and the rules and regulations of the SEC thereunder (except that such counsel need express no opinion as to the financial statements or other financial data).

              (iv) The Company is a corporation duly incorporated and validly existing and in good standing under and by virtue of the laws of the State of Delaware, and has the corporate power to own its property and to conduct its business substantially as described in the Prospectus under the caption "Business" and to enter into and perform its obligations under the Underwriting Agreement. The Company is duly qualified to transact business and is in good standing in California. There are no other jurisdictions in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

              (v) Each subsidiary of the Company has been duly organized, is validly existing in good standing under the laws of its state of organization, has the corporate power and authority to own its property and to conduct its business. Each subsidiary is duly qualified to transact business and is in good standing in all jurisdictions in which the conduct of their respective businesses or their ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect. Except for nominee director qualifying shares held by individuals with respect to foreign subsidiaries and to such counsel's knowledge after review of the relevant stock records, the Company owns of record, directly or indirectly through other subsidiaries, all of the outstanding shares of capital stock or other securities evidencing equity ownership of such subsidiaries, and all such securities have been duly authorized and validly issued, are fully paid and non-assessable and, to the knowledge of such counsel, are not the subject of any agreement or understanding with any person (except for a pledge of such shares pursuant to the Company's credit agreement with Canadian Imperial Bank), and were not issued in violation of any preemptive or similar rights; and, to the knowledge of such counsel, except as disclosed in the Prospectus, there are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale, or instruments related to or entitling any person to purchase or otherwise acquire any shares of, or any security convertible into or exercisable or exchangeable for, any such shares of capital stock or other ownership interest of any of such subsidiaries.

              (vi) The authorized stock of the Company conforms in all material respects as to legal matters to the description thereof contained in the Prospectus under the caption "Description of Capital Stock."

              (vii) The shares of Common Stock outstanding prior to the issuance of the Shares have been duly authorized and are validly issued, fully paid and nonassessable, and are not subject to preemptive or other similar rights arising by operation of the DGCL or under the Charter or bylaws of the Company or any agreement or other instrument known to such counsel to which the Company or any Selling Securityholder is a party or by which any of them is bound.

              (viii) The Shares have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, against payment of the agreed consideration, will be validly issued, fully paid and non-assessable, and the issuance of such Shares will not be subject to any preemptive or similar rights arising by operation of the DGCL or under the Charter or bylaws of the Company or any agreement or other instrument known to such counsel.

              (ix) This Agreement has been duly authorized, executed and delivered by the Company.

              (x) To the best of such counsel's knowledge, no consent, approval, authorization, order of or qualification with any court or governmental agency or authority of the State of California is required to be obtained by the Company or any subsidiary in connection with the offering, issuance or sale of the Shares under this Agreement except for such as have been obtained or waived.

              (xi) The information in the Prospectus under the caption "Description of Capital Stock," to the extent that it constitutes matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, has been reviewed by them and is substantially correct in all material respects.

              (xii) The issuance and sale of the Shares and the execution, delivery and performance by the Company of this Agreement, (A) will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Company or any of its subsidiaries under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument known to such counsel after due inquiry to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties or assets of the Company or any of its subsidiaries is subject, (B) will not result in any violation of the provisions of the Charter, bylaws or other organizational documents of the Company or any subsidiary, and (C) will not, to such counsel's knowledge, result in any violation of any statute, rule, regulation or other law under the Delaware General Corporation Law or any current California or federal law, or any order or judgment known to such counsel after due inquiry, of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties.

              (xiii) No consent, approval, authorization, order, registration or qualification of or with any court or any California or federal governmental agency or body is required in connection with the execution, delivery and performance of this Agreement, and the issuance and sale of the Shares, except such as may be required under the 1933 Act or the 1933 Act Rules and Regulations and have been obtained, or as may be required by the NASD or under state securities or blue sky laws in connection with the purchase and distribution of the Shares by the Underwriters. Each of the Company and its subsidiaries has filed all Notices pursuant to, and has obtained all Approvals required to be obtained under, and has otherwise complied with all requirements of, all applicable laws and regulations in connection with the issuance and sale of the Shares, in each case with such exceptions, individually or in the aggregate, as would not affect the validity of the Shares, their issuance or the transactions contemplated hereby or have a Material Adverse Effect; and no such Notices or Approvals are required to be filed or obtained by the Company or any of its subsidiaries in connection with the execution, delivery and performance of this Agreement, the issuance and sale of the Shares or the transactions contemplated hereby, in each case with such exceptions, individually or in the aggregate, as would not affect the validity of the Shares, their issuance or the transactions contemplated hereby or have a Material Adverse Effect.

              (xiv) The statements in the Prospectus and in the Registration Statement, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein.

              (xv) To the knowledge of such counsel and other than as set forth in the Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect on the current or future consolidated financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole; and, to the knowledge of such counsel after due inquiry, no such proceedings are threatened in writing by governmental authorities or by others.

              (xvi) To the knowledge of such counsel, the Company and each of its subsidiaries hold all licenses, certificates, permits and approvals from all state, federal and other regulatory authorities, and have satisfied in all material respects the requirements imposed by regulatory bodies, administrative agencies or other governmental bodies, agencies or officials, that are required for the Company and its subsidiaries lawfully to own, lease and operate its properties and conduct its business as described in the Prospectus, except to the extent such failure would not have a Material Adverse Effect.

              (xvii) To the knowledge of such counsel, there are no contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which are not described or filed as required.

              (xviii) To such counsel's knowledge after due inquiry, the Company is not and, after giving effect to the offering and sale of the Shares, will not be a "holding company," or a "subsidiary company" o f a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company," as such terms are defined in the 1935 Act.

              (xix) To such counsel's knowledge after due inquiry, the Company is not and, after giving effect to the offering and sale of the Shares, will not be an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the 1940 Act.

              (xx) To the knowledge of such counsel and except as disclosed in the Prospectus, no holder of any security of the Company has any right to require registration of shares of Common Stock or any other security of the Company because of the filing of the Registration Statement or the consummation of the transactions contemplated hereby and, except as disclosed in the Prospectus, no person has the right to require registration under the 1933 Act of any shares of Common Stock or other securities of the Company.

     Such counsel shall confirm that during the preparation of the Registration Statement and Prospectus, including in each case the documents incorporated by reference therein, such counsel participated in conferences with the Representatives and their counsel and with officers and representatives of the Company and its independent accountants, at which conferences the contents of the Registration Statement and the Prospectus were discussed, reviewed and revised. On the basis of the information which was developed in the course thereof, considered in light of such counsel's understanding of applicable law and the experience gained by such counsel through their practice thereunder, without such counsel assuming responsibility for the accuracy and completeness of such statements except to the extent expressly provided above, such counsel shall confirm that nothing came to their attention that would lead them to believe that either the Registration Statement, as of the Effective Date, or the Prospectus or any amendment or supplement thereto as of its respective issue date and as of the Closing Date, or, if applicable, the Option Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than the financial statements or other financial data as to which such counsel need express no opinion).

     In rendering the foregoing opinion, such counsel (1) may rely as to matters involving laws of any jurisdictions other than the State of California, Delaware General Corporation Law or the United States on an assumption that all other laws are the same as the laws mentioned above, (2) may rely upon opinions addressed to the Underwriters of other counsel satisfactory to them and O'Melveny & Myers LLP, (3) may rely as to all matters of fact, upon certificates and written statements of the executive officers of, and accountants for, the Company and (4) may state that their belief is based upon the procedures set forth in the opinion letter.

         (d) You shall have received the opinion of the counsel for each of the Selling Securityholders, dated the Closing Date, to the effect that:

              (i) This Agreement has been duly authorized, executed and delivered by such Selling Securityholder, the Custodian has been duly and validly authorized to carry out all transactions contemplated herein and therein on behalf of such Selling Securityholder, and the performance of this Agreement by such Selling Securityholder and the consummation by such Selling Securityholder of the transactions herein and therein contemplated and will not result in a breach or violation of such terms and provisions of, or constitute a default under, any statute, any agreement or instrument known to such counsel to which such Selling Securityholder is a party or by which it is bound or to which any of the property of such Selling Securityholder is subject, the charter or bylaws of such Selling Securityholder, or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over such Selling Securityholder or any of its properties; and no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required for the consummation of the transactions contemplated by this Agreement in connection with the sale of the Shares to be sold by such Selling Securityholder hereunder, except such as have been obtained under the 1933 Act and such as may be required under state securities laws in connection with the purchase and distribution of such Shares by the Underwriters; and

              (ii)   Upon payment for and delivery of the Selling
Securityholder Shares, and assuming the several Underwriters are acquiring the Selling Securityholder Shares in good faith without notice or any adverse claim, the several Underwriters will be the owners of the Selling Securityholder Shares, free and clear of any adverse claim.

         In rendering the opinion in (ii) above, such counsel may rely upon a certificate of the Selling Securityholders as to matters of fact respecting ownership of and any security interests, other encumbrances or adverse claims on the Shares sold by such Selling Securityholder, provided that such counsel shall state that they believe that both you and they are justified in relying upon such certificates.

         (e) You shall have received on the Closing Date (and, if applicable, the Option Closing Date), from O'Melveny & Myers LLP, counsel to the Underwriters, such opinion or opinions, dated the Closing Date (and, if applicable, the Option Closing Date) with respect to such matters as you may reasonably require; and the Company shall have furnished to such counsel such documents as they reasonably request for the purposes of enabling them to review or pass on the matters referred to in this Section 7 and in order to evidence the accuracy, completeness and satisfaction of the representations, warranties and conditions herein contained.

         (f) You shall have received at or prior to the Closing Date from O'Melveny & Myers LLP a memorandum or memoranda, in form and substance satisfactory to you, with respect to the qualification for offering and sale by the Underwriters of the Shares under state securities or Blue Sky laws of such jurisdictions as the Underwriters may have designated to the Company.

         (g) On the business day immediately preceding the date of this Agreement and on the Closing Date (and, if applicable, the Option Closing Date), you shall have received from PricewaterhouseCoopers LLP, a letter or letters, dated the date of this Agreement and the Closing Date (and, if applicable, the Option Closing Date), respectively, in form and substance satisfactory to you, confirming that they are independent public accountants with respect to the Company within the meaning of the 1933 Act and the published Rules and Regulations, and stating to the effect set forth in Schedule III hereto.

         (h) Except as contemplated in the Prospectus, (i) neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree; and (ii) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries shall have incurred any liability or obligation, direct or contingent, or entered into any transactions, and there shall not have been any change in the capital stock or short-term or long-term debt of the Company and its subsidiaries or any change, or any development involving or which might reasonably be expected to involve a prospective change in the condition (financial or other), net worth, business, affairs, management, prospects, results of operations or cash flow of the Company or its subsidiaries, the effect of which, in any such case described in clause (i) or (ii), is in your judgment so material or adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered on such Closing Date (and, if applicable, the Option Closing Date) on the terms and in the manner contemplated in the Prospectus.

         (i) There shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or the American Stock Exchange or The Nasdaq National Market or the establishing on such exchanges or market by the SEC or by such exchanges or markets of minimum or maximum prices which are not in force and effect on the date hereof; (ii) a suspension or material limitation in trading in the Company's securities on The Nasdaq National Market or the establishing on such exchange by the SEC or by such exchange of minimum or maximum prices which are not in force and effect on the date hereof; (iii) a general moratorium on commercial banking activities declared by either federal or any state authorities; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, which in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares in the manner contemplated in the Prospectus; or (v) any calamity or crisis, change in national, international or world affairs, act of God, change in the international or domestic markets, or change in the existing financial, political or economic conditions in the United States or elsewhere, which in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares in the manner contemplated in the Prospectus.

         (j)  You shall have received certificates, dated the Closing Date
(and, if applicable, the Option Closing Date) and signed by the President and the Chief Financial Officer of the Company, in their capacities as such, stating that:

              (i) the condition set forth in Section 7(a) has been fully satisfied;

              (ii) they have carefully examined the Registration Statement and the Prospectus as amended or supplemented and nothing has come to their attention that would lead them to believe that either the Registration Statement or the Prospectus, or any amendment or supplement thereto as of their respective effective, issue or filing dates, contained, and the Prospectus as amended or supplemented, at such Closing Date, contains any untrue statement of a material fact, or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

              (iii) since the Effective Date, there has occurred no event required to be set forth in an amendment or supplement to the Registration Statement or the Prospectus which has not been so set forth;

              (iv) all representations and warranties made herein by the Company are true and correct at such Closing Date, with the same effect as if made on and as of such Closing Date, and all agreements herein to be performed or complied with by the Company on or prior to such Closing Date have been duly performed and complied with by the Company;

              (v) neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree;

              (vi) except as disclosed in the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, neither the Company nor any of its subsidiaries has incurred any liabilities or obligations, direct or contingent, other than in the ordinary course of business, or entered into any transactions not in the ordinary course of business, which in either case are material to the Company or such subsidiary; and there has not been any change in the capital stock or material increase in the short-term debt or long-term debt of the Company or any of its subsidiaries or any material adverse change or any development involving or which may reasonably be expected to involve a prospective material adverse change, in the condition (financial or other), net worth, business, affairs, management, prospects, results of operations or cash flow of the Company and its subsidiaries taken as a whole; and there has been no dividend or distribution of any kind, paid or made by the Company on any class of its capital stock;

              (vii) there has not been any change or decrease specified in paragraph ______ of the letter or letters delivered to the Underwriters referred to in Section 7(g) above, except those changes and decreases that are disclosed therein; and

              (viii) covering such other matters as you may reasonably request.

         (k) You shall have received from each Selling Securityholder a certificate, dated the Closing Date, to the effect that:

              (i) The representations and warranties of such Selling Securityholder in this Agreement are true and correct, as if made at and as of the Closing Date, and such Selling Securityholder has complied with all the agreements and satisfied all the conditions to be performed or satisfied by such Selling Securityholder at or prior to the Closing Date; and

              (ii) Such Selling Securityholder, after a careful examination of the Registration Statement, does not know of an untrue statement of a material fact included in the Registration Statement or the omission from the Registration Statement of any material fact required to be stated therein or necessary to make the statements therein not misleading.

         (l) Each Selling Securityholder shall have delivered to you on or prior to the Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations).

         (m) Neither the Company nor any Selling Securityholder shall have failed, refused, or been unable, at or prior to the Closing Date (and, if applicable, the Option Closing Date) to have performed any agreement on its part to be performed or any of the conditions herein contained and required to be performed or satisfied by it at or prior to such Closing Date.

         (n) The Company and each Selling Securityholder shall have furnished to you at the Closing Date (and, if applicable, the Option Closing Date) such further information, opinions, certificates, letters and documents as you may have reasonably requested.

         (o) The Shares shall have been approved for trading on The Nasdaq National Market upon official notice of issuance.

         (p) You shall have received duly and validly executed letter agreements referred to in Section 6(n) hereof.

     All such opinions, certificates, letters and documents will be in compliance with the provisions hereof only if they are satisfactory in form and substance to you and to O'Melveny & Myers LLP, counsel for the several Underwriters. The Company will furnish you with such signed and conformed copies of such opinions, certificates, letters and documents as you may request.

     If any of the conditions specified above in this Section 7 shall not have been satisfied at or prior to the Closing Date (and, if applicable, the Option Closing Date) or waived by you in writing, this Agreement may be terminated by you on notice to the Company and the Selling Securityholders.

     8.  Indemnification and Contribution.
         --------------------------------

         (a) The Company and the Selling Securityholders jointly and severally agree to indemnify and hold harmless each Underwriter for and against any losses, damages or liabilities, joint or several, to which such Underwriter may become subject, under the 1933 Act or otherwise, insofar as such losses, damages or liabilities (or actions or claims in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus or any other prospectus relating to the Shares, or any amendment or supplement thereto, or in any blue sky application or other document executed by the Company or based on any information furnished in writing by the Company, filed in any state or other jurisdiction in order to qualify any or all of the Shares under the securities laws thereof (the "Blue Sky Application"), or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses incurred by such Underwriter in connection with investigating, preparing, pursuing or defending against or appearing as a third party witness in connection with any such loss, damage, liability or action or claim, including, without limitation, any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of counsel to the indemnified party, as such expenses are incurred (including such losses, damages, liabilities or expenses to the extent of the aggregate amount paid in settlement of any such action or claim, provided that (subject to Section 8(d) hereof) any such settlement is effected with the written consent of the Company); provided, however, that neither the Company nor any Selling
          --------  -------
Securityholder shall be liable in any such case to the extent, but only to the extent, that any such loss, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus or any other prospectus relating to the Shares, or any such amendment or supplement, in reliance upon and in conformity with written information relating to the Underwriter furnished to the Company by you or by any Underwriter through you, expressly for use in the preparation thereof (as provided in Section 14 hereof); provided, further, that any Selling Securityholder (other than Philip Frey, Jr.) shall only be responsible for any losses, damages or liabilities pursuant to this Section 8(a) to the extent that such loss, damage or liability arises out of or is based upon an untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus or any other prospectus relating to the Shares, or any such supplement or amendment, with respect to information relating to the Selling Securityholder or arising out of a breach by such Selling Securityholder of any of the representations, warranties or agreements of such Selling Securityholder set forth in Section 5 of this Agreement.

         (b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company and the Selling Securityholders for and against any losses, damages or liabilities to which the Company or the Selling Securityholders may become subject, under the 1933 Act or otherwise, insofar as such losses, damages or liabilities (or actions or claims in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus or any other prospectus relating to the Shares, or any amendment or supplement thereto, or any Blue Sky Application, or arise out of are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement, the Prospectus or any other prospectus relating to the Shares, or any such amendment or supplement, or any Blue Sky Application, in reliance upon and in conformity with written information relating to the Underwriters furnished to the Company by you or by any Underwriter through you, expressly for use in the preparation thereof (as provided in Section 14 hereof), and will reimburse the Company and the Selling Securityholders for any legal or other expenses incurred by the Company or the Selling Securityholders in connection with investigating or defending any such action or claim as such expenses are incurred (including such losses, damages, liabilities or expenses to the extent of the aggregate amount paid in settlement of any such action or claim, provided that (subject to Section 8(d) hereof) any such settlement is effected with the written consent of the Underwriters).

         (c) Promptly after receipt by an indemnified party under Section 8(a) or 8(b) hereof of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under Section 8(a) or 8(b) hereof, notify each such indemnifying party in writing of the commencement thereof, but the failure so to notify such indemnifying party shall not relieve such indemnifying party from any liability except to the extent that it has been prejudiced in any material respect by such failure or from any liability that it may have to any such indemnified party otherwise than under Section 8(a) or 8(b) hereof. In case any such action shall be brought against any such indemnified party and it shall notify each indemnifying party of the commencement thereof, each such indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party under Section 8(a) or 8(b) hereof similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of such indemnified party, be counsel to such indemnifying party), and, after notice from such indemnifying party to such indemnified party of its election so to assume the defense thereof, such indemnifying party shall not be liable to such indemnified party under Section 8(a) or 8(b) hereof for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. The indemnified party shall have the right to employ its own counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party at the expense of the indemnifying party has been authorized by the indemnifying party, (ii) the indemnified party shall have been advised by such counsel that there may be a conflict of interest between the indemnifying party and the indemnified party in the conduct of the defense, or certain aspects of the defense, of such action (in which case the indemnifying party shall not have the right to direct the defense of such action with respect to those matters or aspects of the defense on which a conflict exists or may exist on behalf of the indemnified party) or (iii) the indemnifying party shall not in fact have employed counsel reasonably satisfactory to such indemnified party to assume the defense of such action, in any of which events such fees and expenses to the extent applicable shall be borne, and shall be paid as incurred, by the indemnifying party. If at any time such indemnified party shall have requested such indemnifying party under Section 8(a) or 8(b) hereof to reimburse such indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 8(a) or 8(b) hereof effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of such request for reimbursement, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request for reimbursement prior to the date of such settlement. No such indemnifying party shall, without the written consent of such indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not such indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of such indemnified party from all liability arising out of such action or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any such indemnified party. In no event shall such indemnifying parties be liable for the fees and expenses of more than one counsel, excluding any local counsel, for all such indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

         (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to indemnify or hold harmless an indemnified party under Section 8(a) or 8(b) hereof in respect of any losses, damages or liabilities (or actions or claims in respect thereof) referred to therein, then each indemnifying party under Section 8(a) or 8(b) hereof shall contribute to the amount paid or payable by such indemnified party as a result of such losses, damages or liabilities (or actions or claims in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Securityholders, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 8(c) hereof and such indemnifying party was prejudiced in a material respect by such failure, then each such indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Securityholders, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions that resulted in such losses, damages or liabilities (or actions or claims in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Securityholders, on the one hand, and the Underwriters, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault of the Company and the Selling Securityholders, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Securityholders, on the one hand, or the Underwriters, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to above in this Section 8(d). The amount paid or payable by such an indemnified party as a result of the losses, damages or liabilities (or actions or claims in respect thereof) referred to above in this Section 8(d) shall be deemed to include any legal or other expenses incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters in this Section 8(d) to contribute are several in proportion to their respective underwriting obligations with respect to the Shares and not joint.

         (e) The obligations of the Company and the Selling Securityholders under this Section 8 shall be in addition to any liability that the Company and the Selling Securityholders may otherwise have and shall extend, upon the same terms and conditions, to each officer, director, employee, agent or other representative of the Company and to each person, if any, who controls any Underwriter within the meaning of the 1933 Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability that the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company who signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the 1933 Act.

           (f) Any liability of the Selling Securityholders arising under this Agreement, including the indemnity and reimbursement agreements contained in the provisions of this Section 8 shall be limited to an amount equal to the net proceeds received by the Selling Securityholders in connection with the Shares sold by the Selling Securityholders to the Underwriters.

           (g) The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof, including, without limitation, the provisions of this Section 8, and are fully informed regarding such provisions. They further acknowledge that the provisions of this Section 8 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement, any Preliminary Prospectus, the Prospectus, and any supplement or amendment thereof, as required by the 1933 Act.

      9.   Representations and Agreements to Survive Delivery. The respective
           --------------------------------------------------
representations, warranties, agreements and statements of the Company, the Selling Securityholders and the Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain operative and in full force and effect regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company or any of its officers, directors or any controlling persons, or the Selling Securityholders and shall survive delivery of and payment for the Shares hereunder.

      10.  Substitution of Underwriters.
           ----------------------------

           (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within 36 hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of 36 hours within which to procure another party or parties reasonably satisfactory to you to purchase such Shares on such terms. In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Shares, or the Company notifies you that it has so arranged for the purchase of such Shares, you or the Company shall have the right to postpone the Closing Date for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term "Underwriter" as used in this Agreement shall include any persons substituted under this Section 10 with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

           (b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters made by you and the Company as provided in subsection (a) above, the aggregate number of Shares which remains unpurchased does not exceed one-eleventh of the total Shares to be sold on the Closing Date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the Shares which such Underwriter agreed to purchase hereunder and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

           (c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters made by you and the Company as provided in subsection (a) above, the number of Shares which remains unpurchased exceeds one-eleventh of the total Shares to be sold on the Closing Date, or if the Company shall not exercise the right described in subsection (b) above to require the non-defaulting Underwriters to purchase Shares of the defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Option Closing Date, the obligations of the Underwriters to purchase and of the Company to sell the Option Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company except for the expenses to be borne by the Company and the Underwriters as provided in
Section 12 hereof and the indemnity and contribution agreements in Section 8 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

      11.  Effective Date and Termination.
           ------------------------------

           (a) This Agreement shall become effective at 1:00 p.m., New York time, on the first business day following the effective date of the Registration Statement, or at such earlier time after the effective date of the Registration Statement as you in your discretion shall first release the Shares for offering to the public; provided, however, that the provisions of Section 8 and 12 shall at all times be effective. For the purposes of this Section 11(a), the Shares shall be deemed to have been released to the public upon release by you of the publication of a newspaper advertisement relating to the Shares or upon release of telegrams, facsimile transmissions or letters offering the Shares for sale to securities dealers, whichever shall first occur.

           (b) This Agreement may be terminated by you at any time before it becomes effective in accordance with Section 11(a) by notice to the Company and the Selling Securityholders; provided, however, that the provisions of this
                             --------  -------
Section 11 and of Section 8 and Section 12 hereof shall at all times be effective. In the event of any termination of this Agreement pursuant to Section 10 or this Section 11(b), the Company and the Selling Securityholders shall not then be under any liability to any Underwriter except as provided in Section 8 or Section 12 hereof.

           (c) This Agreement may be terminated by you at any time at or prior to the Closing Date by notice to the Company and the Selling Securityholders if any condition specified in Section 8 hereof shall not have been satisfied on or prior to the Closing Date. Any such termination shall be without liability of any party to any other party except as provided in Sections 8 and 12 hereof.

           (d) This Agreement also may be terminated by you by notice to the Company and the Selling Securityholders as to any obligation of the Underwriters to purchase the Option Shares, if any condition specified in Section 8 hereof shall not have been satisfied at or prior to the Option Closing Date or as provided in Section 10 of this Agreement.

           If you terminate this Agreement as provided in Sections 11(b), 11(c) or 11(d), you shall notify the Company and the Selling Securityholders by telephone or telegram, confirmed by letter.

      12.  Costs and Expenses. The Company, whether or not the transactions
           ------------------
contemplated hereby are consummated or this Agreement is prevented from becoming effective under Section 10 hereof or is terminated, agrees to bear and pay the costs and expenses incident to the registration of the Shares and public offering thereof, including, without limitation, (a) all expenses (including stock transfer taxes) incurred in connection with the delivery to the several Underwriters of the Shares, the filing fees of the SEC, the fees and expenses of the Company's and the Selling Securityholders' counsel and accountants and the fees and expenses of counsel for the Company and the Selling Securityholders,
(b) the preparation, printing, filing, delivery and shipping of the Registration Statement, each Preliminary Prospectus, the Prospectus and any amendments or supplements thereto (except as otherwise expressly provided in Section 6(d) hereof) and, if applicable, the printing, delivery and shipping of this Agreement and other underwriting documents, including the Agreement Among Underwriters, the Selected Dealer Agreement, Underwriters' Questionnaires and Powers of Attorney and Blue Sky Memoranda, and any instruments or documents related to any of the foregoing, (c) the furnishing of copies of such documents (except as otherwise expressly provided in Section 6(d) hereof) to the Underwriters, (d) the registration or qualification of the Shares for offering and sale under the securities laws of the various states and other jurisdictions, including the fees and disbursements of counsel to the Underwriters relating to such registration or qualification and in connection with preparing any Blue Sky Memoranda or related analysis, (e) the filing fees of the NASD, (f) all printing and engraving costs related to preparation of the certificates for the Shares, including transfer agent and registrar fees, (g) all fees and expenses relating to the listing of the Shares for trading on The Nasdaq National Market, (h) all reasonable travel expenses, including air fare and accommodation expenses, of representatives of the Company in connection with the offering of the Shares, and (i) all of the other costs and expenses incident to the performance by the Company of the registration and offering of the Shares; provided, that the Underwriters will bear and pay the fees and expenses of the Underwriters' counsel (except as provided in this Section 12), the Underwriters' out-of-pocket expenses, and any advertising costs and expenses incurred by the Underwriters incident to the public offering of the Shares.

      If this Agreement is terminated by you in accordance with the provisions
Section 11(c), the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the fees and disbursements of counsel to the Underwriters.

      13.  Notices. All notices or communications hereunder, except as herein
           -------
otherwise specifically provided, shall be in writing and if sent to the Underwriters shall be mailed, delivered, sent by facsimile transmission, or telegraphed and confirmed c/o A.G. Edwards &

Sons, Inc. at One North Jefferson Avenue, St. Louis, Missouri 63103, Attention:
Paul F. Pautler, Director, Corporate Finance, facsimile number (314) 955-4775, with a copy to Doug Kelley, General Counsel, facsimile number (314) 955-5913; if sent to the Company shall be mailed, delivered, sent by facsimile transmission, or telegraphed and confirmed to the Company at 2830 South Fairview Street, Santa Ana, California 92704, facsimile number (714) 966-5256; and if sent to the Selling Securityholders shall be mailed, delivered, sent by facsimile transmission, or telegraphed and confirmed in care of the Company at 2830 South Fairview Street, Santa Ana, California 92704, facsimile number (714) 966-5256, with in each case a copy to Nicholas J. Yocca, Stradling Yocca Carlson & Rauth, 660 Newport Center Drive, Suite 1600, Newport Beach, California 92660, facsimile number (949) 725-4100. Notice to any Underwriter pursuant to Section 8 shall be mailed, delivered, sent by facsimile transmission, or telegraphed and confirmed to such Underwriter's address as it appears in the Underwriters' Questionnaire furnished in connection with the offering of the Shares or as otherwise furnished to the Company.

      14.  Information Furnished by Underwriters. The statements in the [first,
           -------------------------------------
third, seventh and eighth] paragraphs under the caption "Underwriting" in the Prospectus constitute the only information furnished by or on behalf of the Underwriters through you as such information is referred to in Section 4(b) and
Section 8 hereof.

      15.  Parties. This Agreement shall inure to the benefit of and be binding
           -------
upon the Underwriters, the Selling Securityholders, the Company, and, to the extent provided in Sections 8 and 9, the officers and directors of the Company and each person who controls the Company or any Underwriter and their respective heirs, executors, administrators, successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, corporation or other entity any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors and assigns and said controlling persons and said officers and directors, and for the benefit of no other person, corporation or other entity. No purchaser of any of the Shares from any Underwriter shall be construed a successor or assign by reason merely of such purchase.

      In all dealings hereunder, you shall act on behalf of each of the several Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of the Underwriters, made or given by you jointly or by A.G. Edwards & Sons, Inc. on behalf of you as the representatives, as if the same shall have been made or given in writing by the Underwriters.

      16.  Counterparts. This Agreement may be executed by any one or more of
           ------------
the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

      17.  Pronouns. Whenever a pronoun of any gender or number is used herein,
           --------
it shall, where appropriate, be deemed to include any other gender and number.

      18.  Time of Essence. Time shall be of the essence of this Agreement.
           ---------------

      19.  Applicable Law. This Agreement shall be governed by, and construed in
           --------------
accordance with, the laws of the State of Missouri, without giving effect to the choice of law or conflict of laws principles thereof.

      If the foregoing is in accordance with your understanding, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company, each of the Selling Securityholders and the Underwriters.

      Any person executing and delivering this Agreement as Attorney-in-Fact for a Selling Securityholder represents by so doing that he has been duly appointed as Attorney-in-Fact by such Selling Securityholder pursuant to a validly existing and binding Power-of-Attorney which authorizes such Attorney-in-Fact to take such action.

                                    Very truly yours,

                                    MICROSEMI CORPORATION


                                    By:
                                       ----------------------------

                                    Name:
                                         --------------------------

                                    Title:
                                          -------------------------


                                    SELLING SECURITYHOLDERS
                                    Named in Schedule I

                                    By:
                                       ----------------------------

                                    Name:
                                         --------------------------
                                    Title:
                                          -------------------------

                                    As Attorney-in-Fact acting on behalf of each
                                     of the Selling Securityholders named in
                                     Schedule I

Accepted in St. Louis,
Missouri as of the date first
above written, on behalf of
ourselves and each of the
several Underwriters named
in Schedule II hereto.


A.G. EDWARDS & SONS, INC.
CIBC World Markets Corp.
Needham & Company, Inc.
As Representatives of the Several
Underwriters named on Schedule II hereto
By: A.G. EDWARDS & SONS, INC.


By:
   -------------------------
Title:
      ----------------------

                                  SCHEDULE I

Name                                                               Number of Shares to be Sold
----                                                             --------------------------------
Philip Frey, Jr.                                                              197,000
David R. Sonksen                                                               10,000
Brad Davidson                                                                   5,000
Mortin H. Jurick                                                                3,000
Robert B. Phinizy                                                               5,000

                                  SCHEDULE II



                                                                         Number of Selling
                                     Number of Firm Shares              Securityholder Shares
         Underwriter                    to be Purchased                    to be Purchased
------------------------------   -------------------------------   ------------------------------

A.G. Edwards & Sons, Inc.

CIBC World Markets Corp.

Needham & Company, Inc.

Total

                                 SCHEDULE III

         Pursuant to Section 7(g) of the Underwriting Agreement,
PricewaterhouseCoopers LLP shall furnish letters to the Underwriters to the effect that:

         (i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the applicable Rules and Regulations thereunder.

         (ii) In their opinion, the financial statements and any supplementary financial information and schedules audited by them and included or incorporated by reference in the Prospectus or the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the applicable Rules and Regulations with respect to registration statements on Form S-3; and, if applicable, they have made a review in accordance with standards established by the American Institute of Certified Public Accountants of the unaudited consolidated interim financial statements, selected financial data, and/or condensed financial statements, included or incorporated by reference in the Prospectus or the Registration Statement, derived from audited financial statements of the Company for the periods specified in such letter, as indicated in their reports thereon, copies of which have been furnished to the Representatives of the Underwriters (the "Representatives").

         (iii) On the basis of limited procedures, not constituting an audit in accordance with generally accepted auditing standards, consisting of a reading of the unaudited financial statements and other information referred to below, performing the procedures specified by the AICPA for a review of interim financial information as discussed in SAS No. 71, Interim Financial Information, on the latest available interim financial statements of the Company and its subsidiaries, included or incorporated by reference in the Prospectus or the Registration Statement, reading of the minute books of the Company and its subsidiaries since the date of the latest audited financial statements included in the Prospectus, inquiries of officials of the Company and its subsidiaries responsible for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

               (A) any material modifications should be made to the unaudited consolidated balance sheets, consolidated income statements, and consolidated statements of cash flows included or incorporated by reference in the Prospectus for them to be in conformity with generally accepted accounting principles, or such statements do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the related published Rules and Regulations thereunder.

               (B) any other unaudited income statement data and balance sheet items identified in the letter and included in the Prospectus do not agree with the corresponding items in the unaudited consolidated financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited consolidated financial statements included in the Prospectus.

               (C) as of a specified date not more than five days prior to the date of such letter, there have been any changes in the consolidated capital stock or any increase in the consolidated long-term debt of the Company and its subsidiaries, or any decreases in consolidated working capital, net current assets or net assets, or any changes in any other items specified by the Representatives, in each case as compared with amounts shown in the latest balance sheet included in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter.

               (D) for the period from the date of the latest financial statements included in the Prospectus to the specified date referred to in Clause (C) there were any decreases in consolidated net sales or income from operations or the total or per share amounts of consolidated net income or any changes in any other items specified by the Representatives, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Representatives, except in each case for changes, decreases or increases which the Prospectus discloses have occurred or may occur or which are described in such letter.


         (iv) In addition to the audit referred to in their report(s) included in the Prospectus and the limited procedures, reading of minute books, inquiries and other procedures referred to in paragraph (iii) above, they have carried out certain specified procedures, not constituting an audit in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Representatives, which are derived from the general accounting records of the Company and its subsidiaries for the periods covered by their reports and any interim or other periods since the latest period covered by their reports, which appear in the Prospectus, or in Part II of, or in exhibits and schedules to, the Registration Statement specified by the Representatives, and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement.

                                      -2-